WAIVER AND AMENDMENT OF SECURITIES PURCHASE AGREEMENT

This Waiver and Amendment of Securities Purchase Agreement (this “Waiver and Amendment”), dated as of November 2, 2016, is entered into by and between Peak Resorts, Inc., a Missouri corporation (the “Company”), and CAP 1 LLC, a Delaware limited liability company (the “Investor”).

RECITALS

WHEREAS, the parties have entered into that certain Securities Purchase Agreement dated August 22, 2016 (the “Agreement”).

WHEREAS, the parties wish to amend and waive certain provisions of the Agreement as set forth in this Waiver and Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 5.02(g).  The condition set forth in Section 5.02(g) is hereby waived, provided that promptly following the creation of an additional seat on the Board of Directors and the filling of the vacancy created thereby with the nominee selected by the Investor, the Company shall deliver or cause to be delivered (and the Company hereby agrees to execute and so deliver or cause to be delivered) to Investor an executed Indemnification Agreement in form and substance reasonably acceptable to Investor and Company for such nominee.

2. Section 5.02(i).  The Investor hereby accepts copy of that certain Modification of Master Credit Agreements dated effective as of October 24, 2016 by and among the Company and certain of its subsidiaries and affiliates and EPT Mount Snow, Inc., EPT Ski Properties, Inc. and EPT Mad River, Inc. in full satisfaction of, and hereby deletes from the Agreement, the condition set forth in Section 5.02(i).

3. Disclosure Issues. The following events have occurred since the execution of the Agreement:

(a) On August 29, 2016, the Company filed an amendment to its Form 10-K to include the information required by Items 10 through 14 of Part III of Form 10-K. This information was previously omitted from the original filing in reliance on General Instruction G(3) to Form 10-K, which permits such information to be incorporated in the Form 10-K by reference from the definitive proxy statement if such statement is filed no later than 120 days after the fiscal year-end. Because of technical issues, this amendment was filed late.

(b) On September 1, 2016, the Company and Mount Snow, Ltd., a subsidiary of the Company, closed on a loan on the terms set forth in a credit agreement and related documents with EPT Mount Snow, Inc., an affiliate of its primary lender, EPR Properties. The Company received an initial advance of $4.0 million at closing, which funded the Lender’s $100,000 closing fee, fees and expenses of the Company’s legal counsel and the interest reserve.  This transaction was timely reported on a Form 8-K filed on September 7,

2016. The Company subsequently borrowed an additional $1.5 million from this loan on or about September 30, 2016.

(c) On October 25, 2016, pursuant to the Company’s compensation program for its non-employee directors, the Company awarded 7,731RSUs to each of the following non-employee directors: David Braswell, Carl Kraus, Stan Hansen and Chris O’Connor. On October 25, 2016, the Company also awarded 7,216 RSUs to Chris Bub.  Form 4s were filed with respect to these issuances, all of which were timely filed.

(d) On October 27, 2016, Chris Bub filed a Form 3. This filing was filed late although the filing is an individual rather than a Company obligation.

(e) On July 13, 2016, the Company and EPR entered into letter agreements with respect to the existing EPR loans to modify the due date of the additional debt service deposits as described in the Form 8-K filed by the Company on October 28, 2016.  Disclosure of this event was not timely made in a Form 8-K.

(f) The current litigation in which the Company is a party is set forth on Exhibit A attached hereto.

To the extent that any of the foregoing events constitute a breach of the Agreement or would result in any condition to closing not being fulfilled, such breach or non-fulfillment is hereby waived.

4. Miscellaneous.  Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement.  Except to the extent modified by this Waiver and Amendment, the Agreement remains in full force and effect.  In the event of any conflict between the terms of this Waiver and Amendment and the terms of the Agreement, the terms of this Waiver Amendment shall control.  This Waiver Amendment may be executed in two or more counterparts, all of which taken together shall be deemed to be one original.  Any signature which is delivered by facsimile, Adobe Acrobat or electronic transmission shall be deemed to be an original signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

PEAK RESORTS, INC.
By: /s/ Timothy D. Boyd
Name: Timothy D. Boyd
Title: President and CEO

CAP 1 LLC
By: /s/ Stephen A. Ives
Name: Stephen A. Ives
Title: Vice-President

EXHIBIT A

Plaintiff	Defendant	Claim #	Loss Date	Court	Case #	Note
Jamie Lynn Demarais	Attitash	075-010557	8/4/2011	US District Court of New Hampshire	1:14-CV-00247-PB	Personal Injury-Alpine Slide **resolved pending dismissal**
Gran Summit Condo Owners' Association	Attitash	075-011916	4/28/2014	Carroll County Superior Court, NH	2016-CV-00152	Property Damage - Cooling Tower
Timoty McKusick	Attitash	075-011569	7/23/2015	Carroll County Superior Court, NH	2016-CV-00154	Personal Injury-Airbag
Dante Thibault	Big Boulder	075-009973	3/6/2010	Carbon County Common Pleas, PA	2014-2633	Personal Injury- snowboarding
Joseph Neathery	Peak Resorts, Inc. (Brandywine)	075-010833	3/6/2013	Court of Common Pleas Court of Summit County	CV-15-840452	Personal Injury- snowboarding
Jeanne Perry	Crotched	075-011083/002	12/11/2013	Hillborough Superior Court Southern District, NH	225-2015-CV-00678	Personal Injury- Lift
Sarah Perry	Crotched	075-011083-001	12/11/2013	Hillborough Superior Court Southern District, NH	225-2015-CV-00678	Personal Injury- Lift
Peter Bruno	Crotched	075-011346	1/25/2015	US District Court of New Hampshire	1:15-CV-366-AJ	Personal Injury- Skiing ** motion to dismiss granted - pending plaintiff appeal **
David Karlsberg	Hunter	075-010484	3/19/2011	Supreme Court of the State of New York County of Greene	2011-038816	Personal Injury- snowboarding
Barbara Brittan	Hunter	075-011170	2/22/2014	Supreme Court of the State of New York County of Greene	2015-0279	Personal Injury- Tubing
Sophia Gamez	Hunter	075-011113	3/5/2014	US District Court of New York Northern District	1:15-CV-00649-GLS	Personal Injury- Lift
Deborah Leconey	Hunter	075-011868	6/12/2015	Supreme Court of the State of New York County of Greene	2016-04280	Personal Injury- Slip & Fall ** tendered defense to 3rd party **
Evelina Sierzputowski	Hunter	075-011475	12/26/2014	Supreme Court of the State of New York County of Kings	2015-04216	Personal Injury- Skiing
Nicole Bonacusa	Hunter	075-011497	1/31/2015	Supreme Court of the State of New York County of Greene	2015-04952	Personal Injury- Lift
Olga Filkin	Hunter	075-011309	12/18/2014	Supreme Court of the State of New York County of Greene	2015-05724	Wrongful Death- Lift
Paul Heslpo	Hunter	075-011881	3/24/2015	Supreme Court of the State of New York County of Westchester	2016-56590	Personal Injury- collision with equip
Pamela Gordon	Jack Frost	075-010921	1/21/2013	Carbon County Common Pleas, PA	2013 -001048	Personal Injury- Tubing
Tracy Johnston	Jack Frost	075-011122	2/19/2014	Carbon County Common Pleas, PA	2016-0052	Personal Injury- Slip & Fall
Heidi Brown	Mount Snow	075-011551	3/20/2015	Superior Court Windham, VT	497-12-15Wmcv	Personal Injury- Slip & Fall
Sean Walsh	Snow Creek	075-011110	3/1/2014	Circuit Court of Platte County, MO	15AE-CV01576	Personal Injury- Tubing